UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 13, 2011
Apollo Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix,
Arizona	85040

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01	Other Events.
     Today, Apollo Group, Inc. announced that its subsidiary, The University of Phoenix, Inc., has received a Civil Investigative Demand from the Office of the Attorney General of Massachusetts. The Demand relates to an investigation under Massachusetts General Laws, Chapter 93A, Section 6, of possible unfair or deceptive methods, acts, or practices by for-profit educational institutions in connection with the recruitment of students and the financing of education. The Demand requires the University to produce documents and detailed information and to give testimony regarding a broad spectrum of the University’s business for the time period of January 1, 2002 to the present. Apollo Group believes that Massachusetts is one of a coalition of several states considering investigatory or other inquires into recruiting practices and the financing of education at proprietary educational institutions.
     Apollo Group is evaluating the Demand.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.
May 13, 2011	By:	/s/ Sean B. W. Martin
		Name:	Sean B. W. Martin
		Title:	Senior Vice President, General Counsel and Secretary